COMPUTATIONS OF EARNINGS PER SHARE

                               Three Months Ended

                                 March 31, 1998





                                              Less
                        Total Shares      Unallocated      Shares Used For
                        Outstanding       ESOP Shares      EPS Calculation
                        -----------       -----------      ---------------

December 31, 1997         1,539,461           97,593          1,441,868
January 31, 1998          1,539,461           97,593          1,441,868
February 28, 1998         1,539,461           97,593          1,441,868
March 31, 1998            1,539,461           97,593          1,441,868



         Weighted average number of shares outstanding for
         the quarter ended March 31, 1998, for earnings
         per share calculation                                1,441,868

         Stock options outstanding at March 31, 1998:            150,411
                                                                 -------

         Exercise price of stock options:                  $9.42 per share
                                                           ---------------

         Average stock price for three month period:
         ended March 31, 1998                                    $14.722

                                                        Three Months Ended
                                                             March 31,
                                                   ----------------------------
Basic Earnings Per Share                               1998              1997
                                                   -----------      -----------

Income available to common stockholders ......     $   157,795      $   185,793
                                                   ===========      ===========

Weighted average number of common shares
    outstanding for basic EPS calculation ....     $ 1,441,868      $ 1,504,446
                                                   ===========      ===========

         Basic Earnings Per Share ............     $       .11      $       .12
                                                   ===========      ===========
Diluted Earnings Per Share

Income available to common stockholders ......     $   157,795      $   185,793
                                                   ===========      ===========

Weighted average number of common shares
    outstanding for basic EPS calculation ....       1,441,868        1,504,446

Weighted average common shares issued
    under stock option plans .................         150,411          151,981

Less weighted average shares assumed
    repurchased with proceeds ................         (96,242)        (120,815)
                                                   -----------      -----------
Weighted average number of common shares
    outstanding for diluted EPS calculation ..       1,496,037        1,535,612
                                                   ===========      ===========

         Diluted Earnings Per Share ..........     $       .11      $       .12
                                                   ===========      ===========

                       COMPUTATIONS OF EARNINGS PER SHARE

                                Six Months Ended

                                 March 31, 1998




                                              Less
                         Total Shares      Unallocated     Shares Used For
                         Outstanding      ESOP Shares      EPS Calculation


September 30, 1997        1,539,461           97,593          1,441,868
October 31, 1997          1,539,461           97,593          1,441,868
November 30, 1997         1,539,461           97,593          1,441,868
December 31, 1997         1,539,461           97,593          1,441,868
January 31, 1998          1,539,461           97,593          1,441,868
February 28, 1998         1,539,461           97,593          1,441,868
March 31, 1998            1,539,461           97,593          1,441,868



         Weighted average number of shares outstanding for
         the quarter ended March 31, 1998, for earnings
         per share calculation                                 1,441,868

         Stock options outstanding at March 31, 1998:            150,411
                                                                 -------

         Exercise price of stock options:                $9.42 per share
                                                         ---------------

         Average stock price for three month period:
         ended March 31, 1998                                    $14.329

                                                         Six Months Ended
                                                             March 31,
                                                   ---------------------------
Basic Earnings Per Share                               1998             1997
                                                   -----------      -----------

Income available to common stockholders ......     $   302,099      $   369,023
                                                   ===========      ===========

Weighted average number of common shares
    outstanding for basic EPS calculation ....     $ 1,441,868      $ 1,504,446
                                                   ===========      ===========

         Basic Earnings Per Share ............     $       .21      $       .25
                                                   ===========      ===========
Diluted Earnings Per Share

Income available to common stockholders ......     $   302,099      $   369,023
                                                   ===========      ===========

Weighted average number of common shares
    outstanding for basic EPS calculation ....       1,441,868        1,504,446

Weighted average common shares issued
    under stock option plans .................         150,411          151,981

Less weighted average shares assumed
    repurchased with proceeds ................         (98,881)        (128,619)
                                                   -----------      -----------
Weighted average number of common shares
    outstanding for diluted EPS calculation ..       1,493,398        1,527,808
                                                   ===========      ===========
Diluted Earnings Per Share ...................     $       .20      $       .24
                                                   ===========      ===========